Notice of Withdrawal of Tender for Shares of Common Stock of J.P. Morgan Private Markets Fund

J.P.Morgan
ASSET MANAGEMENT

Only complete this form if you wish to cancel the instructions you submitted on your Letter of Transmittal.

1. Withdrawal of Tender Details

The undersigned wishes to withdraw the tender of its shares in JPMorgan Private Markets Fund (the "Fund"), or the tender of a portion of such shares, for repurchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ______.

Such tender was in the amount of:

☐ Class S (Fund # 7011) ☐ Class D (Fund # 7012) ☐ Class I (Fund # 7013)

☐ Entire Amount of Shares

☐ Portion of Shares **$** ______ **or** ______ **Number of Shares**

2. Authorization and Signature

Name of Investor Date

X *Signature of Investor*

Name of Co-Investor (If applicable) Date

X *Signature of Co-Investor (If applicable)*

X *Signature of Custodian (If applicable)* Date

Return to:
SS&C GIDS, Inc.
PO Box 219125
Kansas City, MO 64121-9125

Overnight Delivery:
SS&C GIDS, Inc.
801 Pennsylvania Ave Suite 219125
Kansas City, MO 64105-1307

J.P. Morgan Private Markets Fund Investor Services: 844-753-6353